Exhibit 99.1
                                                                    ------------

           HERLEY 3RD QUARTER REVENUE INCREASED 36.5% TO $41.3 MILLION

                3RD QUARTER EARNINGS WERE $0.24 PER DILUTED SHARE

                   BOOKINGS FOR THE QUARTER WERE $44.8 MILLION

                        BACKLOG INCREASED TO $131 MILLION

Lancaster, PA June 9, 2005. Herley Industries, Inc. (Nasdaq:HRLY) today announced the results for the third quarter ended May 1, 2005. Net revenues for the quarter were approximately $41.3 million, an increase of $11.0 million or 36.5% over the third quarter of fiscal 2004.

Net income for the third quarter of fiscal 2005 was $3.6 million, or $0.24 per diluted share. This compares to net income of $3.9 million, or $0.26 per diluted share for the third quarter last year. Net income for the second quarter of fiscal 2005 was $2.1 million, or $0.14 per diluted share.

Operating income for the third quarter was $4.6 million of net sales or 11.0%, representing an increase of 3.7% from the second quarter of fiscal 2005.

Cash and cash equivalents at May 1, 2005 were $20.0 million. The company generated $2.9 million in cash provided from operations for the quarter. During the quarter, in addition to the acquisition of two companies, Herley repurchased 105,641shares of common stock.

John M. Kelley, Herley President, stated, "We made very good progress on several fronts during the quarter including:

o The engineering development projects are in line with expectations and approximately on schedule. Most of this business should be in a production phase in the fourth quarter of fiscal 2005.

o Our investment in corporate business development is generating tangible financial results both domestically and internationally. Business development is also gaining greater visibly for Herley's capabilities with customers.

o As a result of Herley's decision to make Micro Systems the Center of Excellence for Command & Control, we are transitioning all new business and most of Herley's legacy command & control business to our Ft. Walton Beach facility.

o Innovative Concepts continues to benefit from market acceptance of it's IDM Technology (R), as today's military thinking parallels ICI's product offering of mobile, interoperable, tactical data communications in hostile environments. Herley plans to leverage its excellent business relationships with all branches of the U.S. military which should generate new program and platform opportunities for ICI products.

o Herley Power Amplifiers is completing several design projects and expects production contracts to follow. Herley amplifiers have applications in electronic warfare environments (jamming) and anti-IED solutions. We are pursuing both of these markets and we expect to increase our level of activity in the fourth quarter of fiscal 2005 and fiscal year 2006.

Kelley continued "Herley's organic revenue growth was 6.3% for the third quarter of fiscal 2005 and we expect organic growth to continue its upward trend. Backlog increased approximately $37 million to $131.2 million at the end of the third quarter of fiscal 2005. Bookings for the third quarter of fiscal 2005 were $44.9 million, reflecting a book - to - bill of 1.1 to 1."

Herley will host a Conference Call at 9:00 a.m. Eastern Time on Friday, June 10, 2005 to discuss the news. Participating in the call will be Lee Blatt, Chairman of the Board, Myron Levy, Chief Executive Officer, John M. Kelley, President, and Thomas V. Gilboy, Chief Financial Officer. Interested parties may join the conference through InterCall Teleconference by dialing Phone Number: 1 (888) 425-4188, referencing Conference ID # 6853182.

Replay of the conference call is scheduled to begin on June 10, 2005 at 11:00 a.m. and end on June 17, 2005 at 11:59 p.m. Eastern Time. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1 (706) 645-9291 (International), and
reference Conference ID # 6853182.

This conference call will be broadcast live over the Internet and can be accessed by interested parties through the following:

URL:http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s=wm&e=1079827

To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the site.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has nine manufacturing locations and approximately 1000 employees. Additional information about the company can be found on the Internet at www.herley.com.

                                                              ... tables follow
     For information at Herley contact:
     Peg Guzzetti                                          Tel:  (717) 735-8117
     Investor Relations                                          www.herley.com


     ---------------------------------------------------------------------------
     Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.
     ---------------------------------------------------------------------------

                                  HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                      (In thousands, except share data)
                                                                                    May 1,         August 1,
                                                                                     2005            2004
                                                                                  ------------    ------------
                                                                                  (Unaudited)
                          ASSETS
Current Assets:

         Cash and cash equivalents                                              $      19,987   $      66,181
         Trade accounts receivable                                                     24,852          24,664
         Costs incurred and income recognized in excess
            of billings on uncompleted contracts                                       18,005          14,210
         Other receivables                                                              1,107             576
         Inventories, net of allowance of $4,489
            in fiscal 2005 and $3,412 in 2004                                          50,516          44,909
         Deferred taxes and other                                                       4,155           3,579
                                                                                  ------------    ------------
                                 Total Current Assets                                 118,622         154,119
Property, Plant and Equipment, net                                                     30,329          25,968
Goodwill                                                                               80,638          35,165
Intangibles, net of accumulated amortization of $1,161
         in fiscal 2005 and $752 in 2004                                               10,585           4,555
Other Investments                                                                          62             264
Other Assets                                                                              737             900
                                                                                  ------------    ------------
                                                                                $     240,973   $     220,971
                                                                                  ============    ============
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
         Current portion of long-term debt                                      $         846   $         804
         Accounts payable and accrued expenses                                         24,374          16,934
         Billings in excess of costs incurred and
             income recognized on uncompleted contracts                                   973           1,303
         Income taxes payable                                                           4,954           2,091
         Accrual for contract losses                                                      753             954
         Accrual for warranty costs                                                       786             580
         Advance payments on contracts                                                  1,837           1,180
                                                                                  ------------    ------------
                                 Total Current Liabilities                             34,523          23,846
Long-term Debt                                                                          5,047           5,845
Other Long-term Liabilities                                                             1,020             932
Deferred Income Taxes                                                                   4,850           4,848
                                                                                  ------------    ------------
                                                                                       45,440          35,471
                                                                                  ------------    ------------
Commitments and Contingencies
Shareholders' Equity:
         Common stock, $.10 par value; authorized
           20,000,000 shares; issued and outstanding
           14,277,084 in fiscal 2005 and 14,220,508 in 2004                             1,428           1,422
         Additional paid-in capital                                                   108,043         107,671
         Retained earnings                                                             84,408          75,151
         Accumulated other comprehensive income                                         1,654           1,256
                                                                                  ------------    ------------
                                 Total Shareholders' Equity                           195,533         185,500
                                                                                  ------------    ------------
                                                                                $     240,973   $     220,971
                                                                                  ============    ============

                                        HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                          (In thousands except per share data)

                                                Thirteen weeks ended          Thirty-nine weeks ended
                                                --------------------          -----------------------
                                                May 1,         May 2,         May 1,        May 2,
                                                2005           2004           2005          2004
                                                ------         ------         ------        ------

Net sales                                     $  41,266      $  30,233      $ 108,610      $  87,908
                                              ---------      ---------      ---------      ---------

Cost and expenses:
      Cost of products sold                      27,845         19,465         75,034         56,135
      Selling and administrative expenses         8,865          5,418         21,541         15,396
                                              ---------      ---------      ---------      ---------
                                                 36,710         24,883         96,575         71,531
                                              ---------      ---------      ---------      ---------

      Operating Income                            4,556          5,350         12,035         16,377
                                              ---------      ---------      ---------      ---------

Other income (expense), net:
      Investment income                             253            153            769            516
      Interest expense                              (74)           (79)          (211)          (248)
      Foreign exchange gain (loss)                   79             18            264           (225)
                                              ---------      ---------      ---------      ---------
                                                    258             92            822             43
                                              ---------      ---------      ---------      ---------

      Income before income taxes                  4,814          5,442         12,857         16,420
Provision for income taxes                        1,187          1,566          3,600          5,057
                                              ---------      ---------      ---------      ---------

      Net income                              $   3,627      $   3,876      $   9,257      $  11,363
                                              =========      =========       =========    ==========

Earnings per common share - Basic             $     .25      $     .27      $     .65      $     .81
                                              =========      =========      =========      =========

      Basic weighted average shares              14,313         14,129         14,300         14,072
                                              =========      =========      =========      =========

Earnings per common share - Diluted           $     .24      $     .26      $     .62      $     .76
                                              =========      =========      =========      =========

      Diluted weighted average shares            14,936         14,932         14,972         14,861
                                              =========      =========      =========      =========


                              HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                           (In thousands)
                                                                         Thirty-nine weeks ended
                                                                         -----------------------
                                                                          May 1,        May 2,
                                                                           2005          2004
                                                                           ----          ----
Cash flows from operating activities:
      Net income                                                         $  9,257      $ 11,363
                                                                           ------        ------
      Adjustments to reconcile net income to
         net cash provided by operations:
           Depreciation and amortization                                    3,825         3,048
           Foreign exchange loss                                               31           182
           Gain on sale of securities                                         (22)            -
           Equity in income of limited partnership                            (54)            -
           Changes in operating assets and liabilities:
                Decrease (increase) in trade accounts receivable            4,996        (1,846)
                (Increase) in costs incurred and income
                   recognized in excess of billings
                   on uncompleted contracts                                (3,569)       (9,063)
                (Increase) in other receivables                              (269)          (22)
                (Increase) in inventories                                  (3,341)       (5,737)
                (Increase) in deferred taxes and other                       (400)         (122)
                Increase in accounts payable
                  and accrued expenses                                      1,677         1,904
                (Decrease) increase in billings in excess of
                  costs incurred and income recognized
                   on uncompleted contracts                                (1,206)          478
                Increase in income taxes payable                            3,187         1,224
                (Decrease) increase in accrual for contract losses           (377)           98
                (Decrease) increase in advance payments on contracts       (1,410)            9
                Other, net                                                    293           539
                                                                           ------        ------
                     Total adjustments                                      3,361        (9,308)
                                                                           ------        ------

           Net cash provided by operating activities                       12,618         2,055
                                                                           ------        ------

Cash flows from investing activities:
      Acquisition of business, net of cash acquired                       (51,391)      (14,914)
      Acquisition of technology license                                    (2,000)            -
      Proceeds from sale of securities                                        165             -
      Partial distribution from limited partnership                           109            50
      Capital expenditures                                                 (4,948)       (4,270)
                                                                           ------        ------
           Net cash used in investing activities                          (58,065)      (19,134)
                                                                           ------        ------

Cash flows from financing activities:
      Proceeds from exercise of stock options                               1,803         1,825
      Payments of long-term debt                                             (780)         (664)
      Purchase of treasury stock                                           (1,770)            -
                                                                           ------        ------
           Net cash (used in) provided by financing activities               (747)        1,161
                                                                           ------        ------

           Net decrease in cash and cash equivalents                      (46,194)      (15,918)

Cash and cash equivalents at beginning of period                           66,181        81,523
                                                                           ------        ------

Cash and cash equivalents at end of period                               $ 19,987      $ 65,605
                                                                           ======        ======